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                               ARTICLES SUPPLEMENTARY
                                        TO
                             ARTICLES OF INCORPORATION
                                        OF
                           LORD ABBETT AFFILIATED FUND, INC.


     LORD ABBETT AFFILIATED FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000 and previously classified and designated by the Board of Directors as follows: Class A (650,000,000 shares); Class B (100,000,000 shares); Class C (100,000,000 shares); Class Y (75,000,000 shares); and Class P (75,000,000 shares). The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,500,000,000, of the par value of $.001, having an aggregate par value of $1,500,000.

     SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares as Class A shares.

     THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation's Class A stock shall be invested in the same investment portfolio of the Corporation as the Class B, Class C, Class Y and Class P stock and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article V of the Articles of Incorporation of the Corporation (hereafter called the "Articles")

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and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

     FIFTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105 (c ) of Title 2 of the General Corporation Law of the State of Maryland.

     SIXTH: The Class A shares aforesaid have been duly classified by the Board of Directors under the authority contained in the Articles.

     SEVENTH: Upon the effectiveness of these Articles Supplementary, the Corporation shall have authority to issue 1,500,000,000 shares of capital stock, of the par value of $.001 each, having an aggregate par value of $1,500,000, previously or herein classified and designated by the Board of Directors as follows: Class A (1,150,000,000 shares; Class B (100,000,000 shares); Class C (100,000,000 shares); Class Y (75,000,000 shares) and Class P (75,000,000 shares).


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     IN WITNESS WHEREOF, Lord Abbett Affiliated Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on January 27, 1998.

                                     LORD ABBETT AFFILIATED FUND, INC.


                                     By: /s/ Thomas F. Konop
                                         ----------------------------
                                         Thomas F. Konop
                                          Vice President

WITNESS:


/s/ Lawrence H. Kaplan
-----------------------------
Lawrence H. Kaplan
Vice President and Assistant Secretary

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     THE UNDERSIGNED, Vice President of LORD ABBETT AFFILIATED FUND, INC.,
who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                           /s/ Thomas F. Konop
                                           --------------------
                                           Thomas F. Konop
                                           Vice President